                                                                   Exhibit C



         VOTING AND STANDSTILL AGREEMENT, dated as of November 14, 1999 (this "AGREEMENT") by and between Interactive Data Corporation, a Delaware corporation ("LYNX"), and Alan J. Hirschfield Living Trust (the "STOCKHOLDER"). Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement and Plan of Merger, dated the date hereof (as such agreement may be amended from time to time, the "MERGER AGREEMENT").

         WHEREAS, concurrently herewith, Lynx, Pearson Longman, Inc., a Delaware corporation, Detective Merger-Sub, Inc., a Delaware corporation ("ACQUISITION SUB") and Data Broadcasting Corporation, a Delaware corporation ("DETECTIVE"), are entering into the Merger Agreement, which provides for, among other things, the merger of Acquisition Sub with and into Lynx.

         WHEREAS, as a condition to Lynx's entering into the Merger Agreement, the Stockholder has agreed to enter into this Agreement with Lynx.

         NOW, THEREFORE, in order to implement the foregoing and in consideration of the mutual agreements contained herein, the parties hereby agree as follows:

         Section 1. CERTAIN DEFINITIONS. The following terms, when used in this Agreement, shall have the following meanings (such definitions to be equally applicable to both singular and plural terms of the terms defined):

         "BENEFICIALLY OWN" or "BENEFICIAL OWNERSHIP" with respect to any securities shall mean having Abeneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person shall include securities Beneficially Owned by all other Persons with whom such Person would constitute a "group" as described in Section 13(d)(3) of the Exchange Act.

         "DETECTIVE" has the meaning ascribed thereto in the recitals of this Agreement.

         "EXISTING SHARES" has the meaning ascribed thereto in Section 2(a)(i).

         "LYNX" has the meaning ascribed thereto in the introductory paragraph of this Agreement.

         "MERGER AGREEMENT" has the meaning ascribed thereto in the introductory paragraph of this Agreement.

         "PERMITTED TRANSFEREE" means (a) a spouse or lineal descendent (including by adoption and stepchildren), heir, executor, testamentary trustee or legatee of the Stockholder or (b) any trust or estate the beneficiaries of which, or any corporation, limited liability company or partnership, the stockholders, members or partners of which, include only the Stockholder and the Persons described in clause (a) above.

         "SHARES" means the Existing Shares, together with any shares of Detective Common Stock acquired of record or beneficially by the Stockholder in any capacity after the date hereof and prior to the termination hereof, whether upon exercise of options, conversion of convertible securities, purchase, exchange or otherwise; PROVIDED, HOWEVER, that in the event of a stock dividend or distribution, or any change in the Detective Common Stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the term AShares" shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any shares into which or for which any or all of the Shares may be changed or exchanged.

         "STOCKHOLDER" has the meaning ascribed thereto in the introductory paragraph to this Agreement.

         "TERMINATION DATE" has the meaning ascribed thereto in Section 9 of this Agreement.

         "TRUSTEE" has the meaning ascribed thereto in Section 2(a)(i) of this Agreement.

         Section 2. REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER. The Stockholder hereby represents and warrants to Lynx as follows:

                  (a) (i) The Stockholder is either (A) the record holder or beneficial owner of the number of, or (B) trustee ("TRUSTEE") of a trust that is the record holder or beneficial owner of, and whose beneficiaries are the beneficial owners of the shares of Detective Common Stock set forth opposite the Stockholder's name on SCHEDULE I hereto (the "EXISTING SHARES").

                           (ii) On the date hereof, the Existing Shares
                  constitute all of the outstanding shares of Detective Common Stock owned of record or beneficially by the Stockholder.

                           (iii) The Stockholder has sole power of disposition
                  and sole voting power with respect to the matters set forth in
                  Section 4 hereof and sole power to demand dissenter's or appraisal rights, in each case with respect to all of the Existing Shares, with no restrictions on such rights, subject to applicable securities laws and the terms of this Agreement.

                           (iv) The Stockholder will have sole power of
                  disposition and will have sole voting power with respect to the matters set forth in Section 4 hereof and sole power to demand dissenter's or appraisal rights, in each case with respect to all Shares other than Existing Shares, if any, which become beneficially owned by the Stockholder, with no restrictions on such rights, subject to applicable securities laws and the terms of this Agreement.

                  (b) The Stockholder has the legal capacity, power and authority to enter into and perform all of the Stockholder's obligations under this Agreement. The execution, delivery and performance of this Agreement by the Stockholder will not violate any other Contract to which the Stockholder is a party or by which the Stockholder is bound including, without limitation, any trust agreement, voting agreement, stockholders agreement, voting trust, partnership or other agreement. This Agreement has been duly and validly executed and delivered by the Stockholder and (assuming due authorization, execution and delivery by Lynx) constitutes a legal, valid and binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms. All necessary consents of any beneficiary of or holder of interest in any trust of which the Stockholder is Trustee to the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been obtained. If the Stockholder is married and the Stockholder's Shares constitute community property, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, the Stockholder's spouse, enforceable against such person in accordance with its terms.

                  (c) Except for filings under the HSR Act, if applicable, (i) no filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by the Stockholder and the consummation by the Stockholder of the transactions contemplated hereby and (ii) neither the execution and delivery of this Agreement by the Stockholder nor the consummation by the Stockholder of the transactions contemplated hereby nor compliance by the Stockholder with the provisions hereof shall (x) conflict with or result in any breach of any applicable trust, partnership agreement or other Contracts or organizational documents applicable to the Stockholder, (y) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, material modification or acceleration), under any of the terms, conditions or provisions of any Contract to which the Stockholder is a party or by which the Stockholder or any of the Stockholder's properties or assets may be bound or (z) violate any Governmental Order applicable to the Stockholder or any of the Stockholder's properties or assets.

                  (d) Except for the shares of Detective Common Stock identified in SCHEDULE II hereto (the "PLEDGED SHARES"), the Stockholder's Shares and the certificates representing such Shares are now and at all times during the term hereof will be held by the Stockholder, or by a nominee or custodian for the benefit of the Stockholder, free and clear of all Liens, proxies, voting trusts or arrangements or any other encumbrances whatsoever, except for any of the same arising hereunder.

                  (e) No broker, investment banker, financial adviser or other Person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Stockholder in his or her capacity as such.

                  (f) The Stockholder understands and acknowledges that Lynx is entering into the Merger Agreement in reliance upon the Stockholder's execution and delivery of this Agreement with Lynx.

         Section 3. REPRESENTATIONS AND WARRANTIES OF LYNX. Lynx hereby represents and warrants to each the Stockholder as follows:

                  (a) Lynx is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

                  (b) Lynx has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Lynx of this Agreement and the consummation by Lynx of the transactions contemplated hereby have been duly and validly authorized and approved by all required corporate action. This Agreement has been duly executed and delivered by Lynx, and (assuming due authorization, execution and delivery by the Stockholder) constitutes a legal, valid and binding obligation of Lynx, enforceable against it in accordance with its terms.

                  (c) Except for filings under the HSR Act, if applicable, (i) no filing with and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by Lynx and the consummation by Lynx of the transactions contemplated hereby and (ii) neither the execution and delivery of this Agreement by Lynx nor the consummation by Lynx of the transactions contemplated hereby nor compliance by Lynx with the provisions hereof shall (x) conflict with or result in any breach of any applicable trust, partnership agreement or other Contracts or organizational documents applicable to Lynx, (y) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any Contract to which Lynx is a party or by which Lynx or any of Lynx's properties or assets may be bound or (z) violate any Governmental Order applicable to Lynx or any of Lynx's properties or assets.

         Section 4. AGREEMENT TO VOTE; PROXY

                  (a) The Stockholder hereby agrees that, until the Termination Date (as defined in Section 9), at any meeting of the stockholders of Detective, however called, or in connection with any action by written consent of the stockholders of Detective, the Stockholder shall vote (or cause to be voted) or act by written consent with respect to the Shares (i) in favor of the Merger, the Amended Charter and the election of the Post-Closing Directors, the execution and delivery by Detective of the Merger Agreement and the Ancillary Agreements and the approval of the terms thereof and each of the other actions contemplated by the Merger Agreement and this Agreement and any actions required in furtherance hereof and thereof;
         (ii) against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Detective under the Merger Agreement, the Ancillary Agreements or this Agreement; and (iii) against the following actions (other than the Merger and the transactions contemplated by the Merger Agreement or any such actions identified in writing by Lynx in advance): (A) any extraordinary corporate transaction, including, without limitation, a merger, consolidation or other business combination involving Detective or any of its Subsidiaries; (B) a sale, lease or transfer of a material amount of assets of Detective or any of its Subsidiaries or a reorganization, recapitalization, dissolution or liquidation of Detective or any of its Subsidiaries; (C) any change in the majority of the board of directors of Detective; (D) any change in the present capitalization of Detective or any amendment of Detective's Certificate of Incorporation or by-laws (other than as contemplated by the Amended Charter); (E) any other change in Detective's corporate structure or business; or (F) any other action which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage or materially adversely affect the Merger or the transactions contemplated by the Merger Agreement, the Ancillary Agreements or this Agreement. The Stockholder shall not enter into any Contract or understanding with any Person to vote or give instructions in any manner inconsistent with the terms of this Agreement.

                  (b) STOCKHOLDER HEREBY GRANTS TO, AND APPOINTS, LYNX AND ANY DESIGNEE OF LYNX, EACH OF THEM INDIVIDUALLY, STOCKHOLDER'S IRREVOCABLE (UNTIL THE TERMINATION DATE) PROXY AND ATTORNEY-IN-FACT (WITH FULL POWER OF SUBSTITUTION) TO VOTE THE SHARES AS SET FORTH IN SECTION 4(a) ABOVE. STOCKHOLDER INTENDS THIS PROXY TO BE IRREVOCABLE (UNTIL THE TERMINATION DATE) AND COUPLED WITH AN INTEREST AND WILL TAKE SUCH FURTHER ACTION AND EXECUTE SUCH OTHER INSTRUMENTS AS MAY BE NECESSARY TO EFFECTUATE THE INTENT OF THIS PROXY AND HEREBY REVOKES ANY PROXY PREVIOUSLY GRANTED BY SUCH STOCKHOLDER WITH RESPECT TO SUCH SHARES.

         Section 5. CERTAIN COVENANTS OF THE STOCKHOLDER. Except in accordance with the terms of this Agreement, the Stockholder hereby covenants and agrees as follows:

                  (a) Prior to the Termination Date, the Stockholder shall not, in its capacity as such, directly or indirectly (including through advisors, agents or other intermediaries), solicit, initiate or encourage (including by way of furnishing information) or respond to (or take any other action designed to facilitate) any inquiries or the making of any proposal by any Person (other than Lynx or any Affiliate thereof) with respect to Detective that constitutes or could reasonably be expected to lead to a Detective Takeover Proposal or engage in any discussions or negotiations with regard to any Detective Takeover Proposal.

                  (b) Prior to the Termination Date, the Stockholder shall not, directly or indirectly (i) except pursuant to the terms of the Merger Agreement or this Agreement, offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, enforce or permit the execution of the provisions of any redemption agreement with Detective, enter into any Contract, Option or other arrangement or understanding with respect to, or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, or exercise any discretionary powers to distribute, any or all of the Shares or any interest therein, including any trust income or principal, except in each case to a Permitted Transferee who is or agrees to become bound by this Agreement; (ii) except as contemplated hereby, grant any proxies or powers of attorney with respect to any Shares, deposit any Shares into a voting trust or enter into a voting agreement with respect to any Shares; or (iii) take any action that would make any representation or warranty of the Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling the Stockholder from performing any of the Stockholder's obligations under this Agreement.

                  (c) The Stockholder hereby waives any rights of appraisal or rights to dissent from the Merger that the Stockholder may have. Each Trustee represents that no beneficiary who is a beneficial owner of Shares under any trust has any right of appraisal or right to dissent from the Merger which has not been so waived.

                  (d) Unless, in connection therewith, the Shares held by any trust which is presently subject to the terms of this Agreement are transferred to one or more Permitted Transferees who upon receipt of such Shares become signatories to this Agreement, the Stockholder acting as a Trustee shall not take any action to terminate, close or liquidate any such trust and shall take all steps necessary to maintain the existence thereof at least until the Termination Date.

         Section 6. FURTHER ASSURANCES. From time to time, at the other party's request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

         Section 7. CERTAIN EVENTS. The Stockholder agrees that this Agreement and the obligations hereunder shall attach to the Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including without limitation the Stockholder's heirs, guardians, administrators or successors or as a result of any divorce.

         Section 8. STOP TRANSFER. The Stockholder agrees with, and covenants to, Lynx that the Stockholder shall not request that Detective register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of the Shares, unless such transfer is made in compliance with this Agreement.

         Section 9. TERMINATION. The obligations of the Stockholder and the irrevocable proxy contained in Section 4(b) of this Agreement shall terminate upon the first to occur of (a) the Effective Time and (b) the date the Merger Agreement is terminated in accordance with its terms (unless such termination is being contested in good faith by Lynx in a court of competent jurisdiction, in which event this Agreement shall remain in full force and effect until the resolution of such action from which there is no further right of appeal) (the "TERMINATION DATE"); provided that the provisions of Sections 2, 3 and 10 and any claim for breach of any representation, warranty, covenant or other agreement under this Agreement shall survive the Termination Date.

         Section 10. MISCELLANEOUS.

                  (a) All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by cable, by facsimile, by telegram, by telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10(a)):

         If to the Stockholder:

                                    Alan J. Hirschfield Living Trust
                                    3490 Clubhouse Drive
                                    Jackson, Wyoming  83001
                                    Telecopier:   (307) 733-4935

         If to Lynx:

                                    c/o Pearson Inc.
                                    1330 Avenue of the Americas
                                    7th Floor
                                    New York, NY  10019
                                    Attention:  President
                                    Telecopier:   (212) 641-2500

         with a copy to:

                                    Morgan, Lewis & Bockius LLP
                                    101 Park Avenue
                                    New York, NY  10178
                                    Attn:   Anne E. Gold, Esq.
                                    Telecopier:  (212) 309-6273

                  (b) At any time prior to the Termination Date, any party hereto may, with respect to any other party hereto, (i) extend the time for the performance of any of the obligations or other acts, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (iii) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

                  (c) The headings contained in this Agreement are for the convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  (d) If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

                  (e) This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral with respect to the subject matter hereof and thereof and except as otherwise expressly provided herein.

                  (f) This Agreement shall not be assigned by operation of Law or otherwise, except that Lynx may assign all or any of their respective rights and obligations hereunder to any of its Affiliates, PROVIDED, HOWEVER, that no such assignment shall relieve the assigning party of its obligations hereunder.

                  (g) The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties hereto (i) will waive, in any action for specific performance, the defense of adequacy of remedy at law and (ii) shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

                  (h) No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

                  (i) Notwithstanding anything herein to the contrary, no Person executing this Agreement who is, or becomes during the term hereof, a director of Detective makes any agreement or understanding herein in his or her capacity as such director, and the agreements set forth herein shall in no way restrict any director in the exercise of his or her fiduciary duties as a director of Detective in his or her capacity as a director of Detective. The Stockholder has executed this Agreement solely in his or her capacity as the record or beneficial holder of the Shares or as the trustee of a trust whose beneficiaries are the beneficial owners of the Shares.

                  (j) Each party agrees to bear its own expenses in connection with the transactions contemplated hereby.

                  (k) This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in a Delaware state or federal court sitting in the State of Delaware, and the parties hereto hereby irrevocable submit to the exclusive jurisdiction of such courts in any such action or proceeding and irrevocably waive the defense of an inconvenient forum to the maintenance of any such action or proceeding.

                  (l) EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT.

                  (m) This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

                           [Signature Page to Follow]

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                             INTERACTIVE DATA CORPORATION

                                             By:  /s/ Philip J. Hoffman
                                                -------------------------------
                                                   Name:  Philip J. Hoffman
                                                   Title: Authorized Person

                                             ALAN J. HIRSCHFIELD LIVING TRUST

                                             By:   /s/ Alan J. Hirschfield
                                                -------------------------------
                                                   Name:  Alan J. Hirschfield
                                                   Title: Trustee

               [Signature page to Voting and Standstill Agreement]

                                                                     SCHEDULE I

                                 EXISTING SHARES

STOCKHOLDER                                              NO. OF EXISTING SHARES
-----------                                              ----------------------

Alan J. Hirschfield Living Trust                                      1,212,145


                                                                    SCHEDULE II

                                 PLEDGED SHARES

NUMBER OF PLEDGED SHARES                                 PLEDGEE
------------------------                                 -------

None



                                      -13-